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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-07629 and 333-38049) pertaining to the 1996 Employee Stock Purchase Plan, 1996 Director Option Plan and the 1991 Stock Plan of Cardiac Pathways Corporation of our report dated July 28, 1998, with respect to the consolidated financial statements and schedule of Cardiac Pathways Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1998.

                                       /s/ ERNST & YOUNG LLP

San Jose, California
September 25, 1998